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                              Amendment Four to
                                VAR Agreement
                    Between Verity, Inc. and Restrac, Inc.
                          Dated November 27, 1991


     Amendment Four to the VAR Agreement between Verity, Inc. ("Verity") and Restrac, Inc. ("VAR") dated November 27, 1991, and as amended on May 13, 1993, September 19, 1995 and August 30, 1996 (the "Agreement"). Capitalized terms, not otherwise defined herein, shall have the same meaning given such terms in the Agreement.

     The parties agree to amend the Agreement as follows:

1. Section 1.4. Section 1.4 is hereby deleted in its entirety and replaced with the following: "'Application Programs' shall mean the software application programs including content or data owned or licensed by VAR from third parties, which is developed by the VAR with the use of the Development Software and which executes the Run-Time Software for the purposes described in the Product Addendum (see Section 8 of this Amendment 4, below). Development Software means the portion of the Product which must be incorporated in the Application Programs to execute the search, retrieval and other functionality of the Product. "Development Software" means the tools and other portions of the Product (including, without limitation, LIBVDL(#).LIB and LIBVDL(#).a code) which are used to incorporate the Run-Time Software in the Application Programs and enable the Run-Time Software to provide search, retrieval and other functionality within the Application Programs."

2. Section 1.3. Section 1.3 is hereby deleted in its entirety. All references in the Agreement to "Hardware" are hereby deleted.

3. Section 2.2.1. The first sentence of the second paragraph is hereby deleted in its entirety and replaced with the following: "Each Sublicense shall be accomplished under a license agreement ("Sublicense Agreement") between VAR and End User. Each Sublicense Agreement shall either be signed by the End User or through a "shrinkwrap" or "clickwrap" license agreement. The Sublicense Agreement shall contain terms that are as protective of Verity's intellectual property rights as the terms shown in the Restrac Software License Agreement, attached hereto."

4. Section 3.2. The third paragraph of Section 3.2 is hereby deleted in its entirety.

5. Section 4.1. Subsections a, b and c are hereby deleted in their entirety and replaced with the following: "the total number of copies of the Product distributed, an accounting of the sublicense fees associated with such copies and second-line support fees due to Verity associated with such copies."


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6. Section 5.2.1(a), (b) and (c).  Section 5.2.1(a), (b) and (c) is hereby deleted in its entirety and replaced with Attachment I "Technical Support
Terms."

7. Section 6.3(b).  The following is hereby added to the end of Subsection
(b): "Furthermore, VAR may continue to market, reproduce, sublicense and use any inventory of the Products which exists at the time of expiration or termination of this Agreement which shall not exceed VARs average monthly inventory of the Application Programs for the twelve (12) months preceding the termination date. The parties agree that any expiration or termination of this Agreement shall not affect any valid End User Sublicense Agreements in effect on the effective date of such expiration or termination so long as End User continues to use the Application Programs in accordance with such Sublicense Agreement."

8. Article VII. The following language is hereby deleted: "(a) use of a superseded or altered release of the Products if such claim of infringement would have been avoided by the use of a current, unaltered release of the Products that Verity has provided to the VAR, or" and replaced with the following: "(a) any modification of the Products by parties other than Verity, or".

9. Article VIII.  The following are hereby added to the Agreement as Sections
8.2 and 8.3; the original Section 8.2 is hereby renumbered as Section 8.4.

      "8.2 Verity warrants that the Products are designed to be used prior to, during, and after the calendar year 2000 A.D., and that the products will operate during each such time period without error relating to data data, specifically including any error relating to, or the product of, date data which represents or references in different centuries or more than one century provided that all products used in combination with such Products properly exchange date data with it. ("Year 2000 Compliant"). Specifically:

                     (i) the Products will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

                     (ii) the Products have been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century;

                     (iii) the Products are and will continue to be Year 2000 Compliant. All date processing by the Products will include four digit year format and recognize and correctly process dates for Leap Year.

      VAR acknowledges that the capability of the Product to manage and manipulate date-related information appropriately depends on the quality of information imported or input into the Product's databases, including the presence of adequate indicators of century in such information. Verity

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     disclaims any warranty relating to the quality of any such imported or input information.

8.3 Verity warrants that it has used, and will continue to use, commercially reasonable efforts to prevent inclusion of any viruses, "traps", "time-bombs", "worms", "Trojan horses", "protect codes", "data destruct keys" or any other instructions intended to terminate or disrupt the operation of the Products at any time for any purpose."

10. Section 11.3(b). Section 11.3(b) is hereby deleted in its entirety.

11. Amendment 2. Amendment 2, Exhibit B, Subsection 3 labeled "Restrac Product Subject to This Agreement The Application Package", First paragraph is hereby deleted in its entirety and replaced with the following: "The Application Programs shall consist solely of VAR's software application programs developed for and/or by VAR and in existence as of the Effective Date, currently known as "Restrac Hire," "Restrac Hire For Intranet," "Restrac Hire For Intranet Service," "Restrac WebHire" and "Restrac Resume Reader for Peoplesoft", together with substantially similar versions of such Applications as enhanced to include upgrades, updates, bug fixes and other error corrections made, or as they may be renamed, from time to time.

12. Amendment 3. Paragraph B is hereby deleted in its entirety and replaced with the following:
Verity Search'97 Information Server
SEARCH'97 Spider
SEARCH'97 Agent Server
SEARCH'97 Agent Server Toolkit
SEARCH'97 CD-Web Publisher
Verity K-2 Developer's Kit

13. Amendment 3. Paragraph C is hereby deleted in its entirety and replaced with the following: "Within thirty (30) days from the execution of this Amendment 4 and each anniversary thereof, VAR shall pay to Verity (i) an annual internal support fee in the amount of ***** ******** *** ******* *** ****** ***** ******* (US$*****) for the copies of the product used by VAR internally; and (ii) a second-line support fee equal to US$ ******* which is payable in two annual installments of US$********* (*** annually of the one-time license fee stated below).

14. VAR shall pay to Verity * ********* ********* ************* ******* ***
** *** ****** ** **** ******* ***** ***** ******** *** ******* *** *****
******* (US$*******) in full satisfaction of (i) On-Line Service usage*; and
(ii) any and all sublicense fee royalty payment requirements under section
2.0 of Exhibit C (Pricing Addendum) which would otherwise be payable with respect to shipment of an unlimited number of Application Packages through September 30, 2000 (the "Period"). Such license fee shall be due and payable as follows:

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          ********** *** ************** *** *** ******* *** *** ***
             ********* *** ************** *** *** ******* *** ***

*Verity grants to VAR a nonexclusive and nontransferable right to use the Run-Time Software as part of the Restrac's internal Application Program on the On-Line Service solely for the purpose of making such Application Program accessible to and useable by End Users as Subscribers. Licensee has no right to distribute the Application Programs or any Product via the On-Line Service.

"Subscriber" means a third party who is granted access to the Application Program by VAR on the On-Line Service on an interactive or on-line basis.

"On-Line Service" means the dial-up, remote access, Internet-based or other interactive service located on a single server to provide such service at the VAR's current Internet domain, for the purpose of making such Application Package accessible to Subscribers.

15. The term of this Agreement is hereby extended to remain in full force and effect until September 30, 2000.

16. VAR and Verity agree to issue a joint and mutually agreed upon press release announcing the project involving the Application Programs and Verity's participation and value, at a time mutually agreed on by the parties. Verity shall be responsible for drafting and issuing the press release; VAR shall cooperate with Verity and shall have the right to review and approve the press release prior to its release.

17. The Agreement is amended to include the following licensed Products:
Foreign Language Support: The Stemmers may be used by VAR only as embedded features of the Application(s), and not on a stand-alone or optional basis.

     "Stemmer" means a compact data module which encodes the inflectional morphology of a single language to perform language stemming and inflection. The languages for which Stemmers will be delivered by Verity to VAR are French, German, and Spanish and such Stemmers may be updated or substituted by Verity with other stemmers equivalent in all material respects from time to time hereunder during the term of this Agreement. The Stemmers delivered by Verity and licensed to VAR hereunder are considered part of the Product for the purposes of this Agreement.

18. Options.
    K-2 Option. For a period of six (6) months from the Effective Date of this Amendment 4, VAR may, upon the mutual written agreement of the parties and subject to the terms of separate and independent license agreements, obtain a license for the Verity K-2 software product, for a license fee in the amount of One Hundred and Twenty Five Thousand Dollars (US$125,000).

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     Agent Server Option. For a period of one (1) year from the Effective
Date of this Amendment 4, VAR may, upon the mutual written agreement of the parties and subject to the terms of separate and independent license agreements, obtain a license for the Verity Agent Server software product, at a thirty five percent (35%) discount off Verity's then current applicable list price.

     Except as expressly modified herein, the Agreement shall remain in full force and effect. The Agreement, as amended, sets forth the entire understanding of the parties on the subject hereof. Any waiver or modification of the Agreement will be effective only if in writing and signed by both parties. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, this Amendment will control.

RESTRAC, INC.                                     VERITY, INC.




/s/ C. G. Eades              8-25/98              /s/ J. E. Ticehurst  8/29/98
-----------------------------------------         ----------------------------
Signature                    Date                 Signature            Date


Cynthia G. Eades  Chief Financial Officer         J. E. Ticehurst
-----------------------------------------         Vice President
Name                         Title                Administration & Controller
                                                  ----------------------------
                                                  Name


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                                 ATTACHMENT I
                          TECHNICAL SUPPORT SERVICES


For all VARs who purchase Internal Support Services, Verity provides support in the form of Error Corrections, Product Updates, and Telephone Hotline Support. For Product which is supported, Maintenance Services are provided only for (i) the current release of the Product, (ii) the most recent previous release of the Product, and (iii) any other release of the Product for one year after its general availability, after which time Verity shall have no obligation to support such release, unless otherwise agreed to in a separate written agreement between the parties.

The initial effective date of Maintenance Services is the date Product is shipped from Verity's facility.

DESCRIPTION OF SERVICES PROVIDED DURING A MAINTENANCE PERIOD

     A) Error Corrections. Verity shall exercise commercially reasonable efforts to correct any error reported by the VAR in the current unmodified release of the Product in accordance with the priority level reasonably assigned to such error by Verity. If a reported error has caused the Product to be inoperable, or the VAR's notice to Verity states that the reported error is substantial and material with respect to the VAR's use of the product, Verity shall use its reasonable commercial efforts to correct expeditiously such error or to provide a software patch or bypass around such error. The VAR acknowledges that all reported errors may not be corrected.

     B) Product Updates. Verity provides, at no additional cost, one (l) copy of all published revisions to the printed documentation and one (l) copy of, or authorization to copy, new releases of the products, which are not designated by Verity as new products for which it charges a separate fee. Verity, may in its sole discretion, modify the Product and deliver Product Updates to VAR which may add new and/or eliminate existing features, functions, operating environment and/or hardware platforms to the Product. VAR may continue to reproduce and distribute the previous version of the Product until the date on which such VAR products are revised, at which time VAR will incorporate the Product Update(s) into such products.

     C) Telephone Hotline Support. Telephone Hotline Support hours of operation and telephone numbers for the relevant geographic region may be found on Verity's web site at www.verity.com. Notwithstanding the foregoing, during the term of the Agreement, Verity shall provide Telephone Hotline Support at least during the hours of 8 am and 5 pm EST and shall maintain working telephone numbers for support in North America and Europe. Verity Support personnel are available to answer questions related to Verity's supported products and how they perform with compatible hardware systems. Assistance in the development of custom applications for Verity's products is not included in standard hotline support. If VARs wish to acquire such support, it is available through Verity's Consulting group at the then-current consulting rates.

PRIORITY LEVELS OF ERRORS

In the performance of Technical Support Services, Verity applies priority ratings to problems reported by VARs.

     A) Priority I Errors.

     Description: Program errors that prevent some function or process from substantially meeting the functional specification and which seriously affect the overall performance of the function or process and no work-around is known.

     Verity Response: Verity shall promptly initiate the following procedures: (1) assign senior Verity engineers to correct the error, (2) notify senior Verity Management that such errors have been




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     reported and that steps are being taken to correct the error; (3)
     provide VAR with periodic reports on the status of corrections; (4) commence work to provide VAR with a work-around until final solution is available; (5) provide final solution to VAR as soon as it is available.

     B) Priority II Errors.

     Description: Program errors that prevent some function or process from substantially meeting functional specification, but has a reasonable work-around.

     Verity Response: Verity shall provide a work-around to the VAR and shall exercise commercially reasonable efforts to include the fix for the error in the next software maintenance release.

     C) Priority III Errors.

     Description: Program errors that prevent some portion of a function from substantially meeting functional specification but do not seriously affect the overall performance of the function.

     Verity Response: Verity may include the fix for the error in the next major release of the Software.